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                                                                  EXHIBIT 23-5

                [S.A. HOLDITCH & ASSOCIATES, INC. LETTERHEAD]



March 1, 1996




MCN Corporation
500 Griswold
Detroit, Michigan 48226


Re:  MCN Corporation
     MCN Investment Corporation
     Form S-3 Registration Statement

Ladies and Gentlemen:

The firm of S.A. Holditch & Associates, Inc., consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 28, 1995, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Corporation or MCN Investment Corporation relating to the debt securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Very truly yours,


W. Denton Copeland, P.E.
W. DENTON COPELAND, P.E.

WDC/dg